UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 26, 2020
ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States of America	001-12307	87-0189025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Main,	Salt Lake City,	Utah	84133
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (801) 844-7637

(Former name or former address, if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ZION	The NASDAQ Stock Market, LLC
Depositary Shares each representing a 1/40th ownership interest in a share of:
Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZIONP	The NASDAQ Stock Market, LLC
Series G Fixed/Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZIONO	The NASDAQ Stock Market, LLC
Series H 5.75% Non-Cumulative Perpetual Preferred Stock	ZIONN	The NASDAQ Stock Market, LLC
6.95% Fixed-to-Floating Rate Subordinated Notes due September 15, 2028	ZIONL	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In a Current Report on Form 8-K filed on August 14, 2020, Zions Bancorporation, N.A. (the “Bank”) announced the retirement, effective September 30, 2020, of Edward P. Schreiber, who served as the Bank’s Chief Risk Officer and was a named executive officer in the Bank’s most recent proxy statement filed with the Securities and Exchange Commission on March 19, 2020 (the “2020 Proxy Statement”). On Monday, October 26, 2020, the Bank entered into a consulting arrangement with Mr. Schreiber whereby Mr. Schreiber will provide consulting services to the Bank for a period from October 1, 2020 through June 30, 2021. In consideration for such services, Mr. Schreiber will receive $67,375 per month, which is approximately equal to 50% of Mr. Schreiber’s average monthly target total compensation during the 12-month period prior to his retirement, including short- and long-term incentives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2020	ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Registrant)

	By:	/s/ Thomas E. Laursen
	Name:	Thomas E. Laursen
	Title:	Executive Vice President & General Counsel